                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          Alpha-Beta Technology, Inc.
                (Name of Registrant as Specified In Its Charter)

                          Alpha-Beta Technology, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                              [ALPHA-BETA LOGO]

                         ALPHA-BETA TECHNOLOGY, INC.
                              THREE BIOTECH PARK
                             ONE INNOVATION DRIVE
                             WORCESTER, MA 01605

                                                                  April 22, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alpha-Beta Technology, Inc. (the "Company") to be held at 11:00 A.M. on Wednesday, May 20, 1998, at One Innovation Drive, Worcester, MA 01605 (the "Annual Meeting"). The formal business to be considered and acted upon by the stockholders at this meeting is (i) the election of three Class III Directors who shall serve until 2001 and (ii) to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. These matters are described in detail in the enclosed Notice of Annual Meeting and Proxy Statement.

     The Board of Directors of the Company requests that you carefully review the enclosed Proxy Statement and recommends that you vote "FOR" the election of the nominees for the Board as Class III Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. THE REPLY ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            Sincerely,

                                            SPIROS JAMAS
                                            President and Chief Executive
                                            Officer

                          ALPHA-BETA TECHNOLOGY, INC.
                              WORCESTER, MA 01605

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Alpha-Beta Technology, Inc. will be held at 11:00 A.M. at One Innovation Drive, Worcester, Massachusetts on Wednesday, May 20, 1998, to consider and act on the following matters:

          1. Election of Gustav A. Christensen, Lawrence C. Hoff and Michael E. Porter as the Class III Directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

          2. Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 27, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            D. DAVIDSON EASSON JR.,
                                            Clerk

Worcester, Massachusetts
April 22, 1998

IMPORTANT: MANAGEMENT INVITES YOU TO ATTEND THE ANNUAL MEETING, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          ALPHA-BETA TECHNOLOGY, INC.
                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                              WORCESTER, MA 01605
                                 (508) 798-6900

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Alpha-Beta Technology, Inc. (hereinafter the "Company" or "Alpha-Beta") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at One Innovation Drive, Worcester, MA 01605 at 11:00 A.M. on Wednesday, May 20, 1998, and at all adjournments and postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or shortly after April 22, 1998. Any stockholder who signs and returns a proxy in the form enclosed with this statement has the power to revoke the proxy at any time before it is exercised by giving written notice to such effect to the Clerk of the Company. A stockholder also may revoke a proxy by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the record date stated below attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Proxies properly executed and received in time for the Annual Meeting will be voted.

     The close of business on March 27, 1998, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 20,399,504 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted on at the Annual Meeting.

     The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the election of the nominees for the Board as Class III Directors of the Company. In the discretion of the proxy holders, the proxies also will be voted for or against such other matters as may properly come before the Annual Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Annual Meeting.

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, solicitations also may be made by personal interview or telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1997, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE ASSOCIATE DIRECTOR, FINANCE OF THE COMPANY AT THE FOLLOWING ADDRESS: THREE BIOTECH PARK, ONE INNOVATION DRIVE, WORCESTER, MA 01605, ATTN: MR. H. JAMES MAGEE.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's By-Laws provide that the power to fix the number of Directors each year shall rest with the Board. The Board has set the number of Directors to serve until the next annual meeting at seven.

     Pursuant to the Company's By-Laws and Section 50A of the Massachusetts Business Corporation Law, the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible, with the members of each class to serve for three years. Pursuant to these requirements, Spiros Jamas and Peter H. Levine are serving as the Class I Directors until the 1999 Annual Meeting, D. Davidson Easson, Jr. and Bernard Canavan are serving as the Class II Directors until the 2000 Annual Meeting, and Gustav A. Christensen, Lawrence C. Hoff and Michael E. Porter are serving as the Class III Directors until the 1998 Annual Meeting. The Board has nominated Mr. Christensen, Mr. Hoff and Dr. Porter for re-election at the 1998 Annual Meeting to serve as Class III Directors until the 2001 Annual Meeting and until their successors are duly elected and qualified.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. CHRISTENSEN, MR. HOFF AND DR. PORTER AS THE CLASS III DIRECTORS OF THE COMPANY.

     The executive officers, key employees and Directors of the Company as of March 1, 1998 are as follows:

                  NAME                    AGE                     POSITION
                  ----                    ---                     --------
Gustav A. Christensen...................  50    Chairman of the Board of Directors
Spiros Jamas, Sc.D......................  37    President, Chief Executive Officer and
                                                Director
D. Davidson Easson Jr., Sc.D............  36    Executive Vice President, Treasurer, Chief
                                                Operating Officer, Clerk and Director
Joseph M. Grimm.........................  46    Vice President of Finance and Chief Financial
                                                Officer
Nadine D. Cohen, Ph.D...................  47    Vice President, Regulatory Affairs and
                                                Quality
Katherine Evans.........................  55    Vice President, Clinical Operations and
                                                Strategic Planning
Parrish M. Galliher.....................  45    Vice President, Operations
William M. Mackin, Ph.D.................  44    Vice President, Biology Research and
                                                Development
Gary R. Ostroff, Ph.D...................  43    Vice President, Discovery Research
Claude P. Selitrennikoff, Ph.D..........  54    Vice President, Antifungal Research
Bernard Canavan, M.D. (1)...............  62    Director
Lawrence C. Hoff (1)(2).................  69    Director
Peter H. Levine, M.D....................  59    Director
Michael E. Porter, Ph.D. (2)............  50    Director

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Mr. Christensen joined Alpha-Beta in December 1990 as a Director and has served as Chairman of the Board of Directors since August 1991. Prior to joining the Company, Mr. Christensen served as President and Chief Executive Officer of Immulogic Pharmaceutical Corporation, a biotechnology company focusing on immune-related disorders, from April 1988 to June 1990. From 1983 to April 1987, Mr. Christensen was Senior Vice President, Commercial Affairs at Genetics Institute, Inc., with responsibility for business development and licensing. Prior to Genetics Institute, he held a variety of management positions at Baxter International. Mr. Christensen received an M.Sc. degree in Economics from the University of Aarhus (Denmark) and an M.B.A. degree from Harvard Business School. Mr. Christensen serves as a Director of Diatide, Inc.

     Dr. Jamas is a founder of Alpha-Beta and has served as President, Chief Executive Officer and a Director since the Company's inception in March 1988. Dr. Jamas holds Sc.D. and M.S. degrees from the Massachusetts Institute of Technology, where he conducted initial research on glucans prior to founding the Company.

     Dr. Easson is a founder of Alpha-Beta and has served as Executive Vice President, Treasurer and a Director of the Company since March 1988 and as Chief Operating Officer since April 1991. Dr. Easson holds a Sc.D. degree in Biochemical Engineering from the Massachusetts Institute of Technology, where he developed carbohydrate engineering principles for bacterial polysaccharides prior to founding the Company. Dr. Easson serves as a Director of the Worcester Business Development Corporation, the University of Massachusetts Medical Center Foundation and the Bay State Chapter of the Juvenile Diabetes Foundation International.

     Mr. Grimm joined Alpha-Beta as Vice President, Finance and Chief Financial Officer in January 1998. Prior to joining Alpha-Beta, Mr. Grimm held several management positions at Genetics Institute, Inc., including Vice President of Finance and Treasurer before Genetics Institute, Inc. was acquired by American Home Products Corp. in April 1997. Mr. Grimm holds a B.A. from the University of Wisconsin and a M.B.A. from the University of Minnesota.

     Dr. Cohen joined Alpha-Beta as Director of Quality in 1994 and has served as Vice President of Quality since December 1995. Dr. Cohen has served as Vice President of Regulating Affairs and Quality of the Company since November 1997. From February 1993 until she joined the Company, Dr. Cohen was Director of QA/QC at T Cell Sciences, Inc. From 1984 to 1993, Dr. Cohen was the Associate Director of Quality Operations at the Massachusetts Public Health Biologic Laboratories where she served as head of the QA and QC departments, and also had responsibility for Regulatory Affairs. Dr. Cohen holds a Ph.D. in Biochemistry from the University of Rochester.

     Ms. Evans joined Alpha-Beta as Director of Project Management in 1992 and has served as Vice President of Strategic and Operational Planning since January 1997 and as Vice President of Clinical Operations and Strategic Planning since November 1997. Prior to joining Alpha-Beta, Ms. Evans was Director of Project Management at Genetics Institute, Inc. During her 7 year tenure at Genetics Institute, Ms. Evans served as Project Manager for t-PA, Factor VIII and EPO. Ms. Evans holds a B.A. and M.A. in History from Smith College.

     Mr. Galliher joined the Company as Director of Manufacturing Development in 1994 and has served as Vice President of Manufacturing Development since December 1995. In November 1997, Mr. Galliher was promoted to Vice President of Operations with responsibility for manufacturing and manufacturing development. Prior to joining Alpha-Beta, Mr. Galliher was responsible for a variety of functions during his 12 year tenure at Biogen, Inc., including process engineering validation, process scale-up, bioprocess development, clinical manufacturing, and production plant design and startup. Mr. Galliher holds a B.S. in Biology from Boston University and an M.S. in Biochemical Engineering from the Massachusetts Institute of Technology.

     Dr. Mackin joined Alpha-Beta in 1992 as a Senior Scientist in the Biology Department. Dr. Mackin has been promoted through several positions and was named Vice President, Biology Research & Development in January 1997. Previously, Dr. Mackin was a Senior Scientist engaged in immune-based drug discovery efforts for 9 years at E.I. du Pont de Nemours and Company and Dupont Merck Pharmaceutical Company. From

1980 to 1983, Dr. Mackin was a recipient of a National Arthritis Foundation postdoctoral fellowship at the University of Connecticut Health Center. Dr. Mackin holds a B.S. in Microbiology from the University of Illinois and a Ph.D. in Medical Microbiology and Immunology from the University of Illinois Medical School.

     Dr. Ostroff joined the Company in 1988 as Director of Research and was named Vice President of Research and Development in 1992. Dr. Ostroff has also served as Vice President of Discovery Research since January 1995. Dr. Ostroff was previously Microbiology Group Leader at Genzyme Corporation from July 1984 to September 1988. Dr. Ostroff obtained his Ph.D. in Molecular Biology from the University of Delaware in 1982.

     Dr. Selitrennikoff has been the Vice President, Antifungal Research/General Manager of Denver Operations of the Company since the Company's acquisition of MycoTox, Inc. in June 1997. Prior to such time, Dr. Selitrennikoff served as President and Chief Executive Officer of MycoTox, Inc. Dr. Selitrennikoff is a Professor with tenure at the University of Colorado Health and Sciences Center.

     Dr. Canavan has been a Director of the Company since February 1994. Dr. Canavan was President of American Home Products Corp., a pharmaceutical manufacturer, from June 1990 until his retirement in February 1994. From September 1987 to June 1990, Dr. Canavan was the Executive Vice President of American Home Products Corp. and Chairman of Wyeth-Ayerst Laboratories. Dr. Canavan also serves as a Director of Magainin Pharmaceuticals and Biochem Pharma Inc.

     Mr. Hoff has been a Director of the Company since February 1992. Mr. Hoff was President and Chief Operating Officer of the Upjohn Company until his retirement in 1990. Mr. Hoff was employed by Upjohn for 39 years starting as a pharmaceutical sales representative in 1950. He became Vice President and General Manager of Pharmaceutical Operations in 1974 and President in 1984. Mr. Hoff also served as Chairman of the Pharmaceutical Manufacturers Association in 1987 and Chairman-elect in 1986. Mr. Hoff serves on the boards of MedImmune, Inc. and Curative Health Systems, Inc. Mr. Hoff also served on the board of Pathogenesis, Inc. until March 1998.

     Dr. Levine has been a Director of the Company since October 1995. He has been the President and Chief Executive Officer of Memorial Health Care, Inc. (formerly The Medical Center of Central Massachusetts, Inc.) since 1990, and is a Professor of Medicine at the University of Massachusetts Medical School. He currently serves on the boards of the Worcester Polytechnic Institute, the Massachusetts Biotechnology Research Institute and the Massachusetts Hospital Association.

     Dr. Porter has been a Director of the Company since September 1991. He is the C. Roland Christensen Professor of Business Administration at Harvard Business School. Dr. Porter has served as a counselor on competitive strategy to many leading U.S. and international corporations, including AT&T, Credit Suisse First Boston, Procter & Gamble and Royal Dutch Shell. Dr. Porter joined the Harvard faculty in 1973. He received a Ph.D. in Business Economics from Harvard University and an M.B.A. from Harvard Business School. Dr. Porter also serves as a Director of ThermoQuest Corporation, Parametric Technology, Inc. and R & B Falcon Corporation.

BOARD MEETINGS, COMMITTEES, ATTENDANCE AND FEES

     The Board of Directors held 4 regularly scheduled meetings and 2 special meetings during the 1997 fiscal year. The Board has a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"), each of which is discussed below. The Board does not have a nominating committee. Each of the incumbent Directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the committees of which he was a member which were held during the period he was a Director or committee member.

COMPENSATION COMMITTEE

     This committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for management level employees and scientific consultants to the Company, in addition to administering the Company's 1988 Stock Option and Grant Plan and 1997 Stock Option and Grant Plan (together, the "Stock Option Plans"). See "Report of Executive Compensation Committee." The Compensation Committee held 2 meetings during the 1997 fiscal year.

     The committee members are Dr. Canavan and Mr. Hoff.

AUDIT COMMITTEE

     This committee is responsible for reviewing the results and scope of the audit and examination reports of the independent auditors and for reviewing the letters to management prepared by the independent auditors. The Audit Committee held 2 meetings during the 1997 fiscal year.

     The committee members are Mr. Hoff and Dr. Porter.

ELECTION AND COMPENSATION OF DIRECTORS

     All of the Directors are elected by the stockholders of the Company. There are no existing understandings or arrangements regarding the election or nomination for election of any of the Directors. Each of the non-employee Directors receives a director fee of $10,000 per annum and up to $1,000 for each Board and committee meeting he attends. In lieu of a director fee, each Director may elect to receive stock options with a fair market value equal to the director fee as determined by the Black-Scholes option pricing model, an accepted model for stock option valuation. Each non-employee Director is also eligible to participate in the Company's Stock Option Plans in accordance with the respective terms of such plans.

EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued to the Company's Chief Executive Officer and two other current executive officers of the Company who made in excess of $100,000 for the year ended December 31, 1997 and two other executive officers who would have been included in the list of the four most highly-compensated executive officers of the Company for the year ended December 31, 1997 had their employment with the Company not terminated prior to such date (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995, and (b) certain information related to stock options held by such individuals at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                          ----------------------------   ---------------------------------
                                                                                 AWARDS            PAYOUTS
                                                                         -----------------------   -------
                                                                OTHER                 SECURITIES
                                                               ANNUAL    RESTRICTED   UNDERLYING               ALL
                                                               COMPEN-     STOCK       OPTIONS/     LTIP      OTHER
       NAME AND PRINCIPAL                  SALARY     BONUS    SATION      AWARDS        SARs      PAYOUTS   COMPEN-
            POSITION               YEAR     ($)        ($)       ($)        ($)          (#)         ($)     SATION
       ------------------          ----    ------     -----    -------   ----------   ----------   -------   -------
Spiros Jamas.....................  1997   $271,000      none   $  611(4)    none       330,974(5)   none       none
President, Chief Executive         1996    242,000   $40,000     none       none        80,000      none       none
Officer and Director               1995    220,000    17,600     none       none        65,250      none       none

D. Davidson Easson Jr............  1997    204,000      none     none       none       202,537(6)   none       none
Executive Vice President,          1996    176,000    30,000      557(4)    none        40,000      none       none
Treasurer, Chief Operating         1995    160,000    12,800    2,414(4)    none        42,250      none       none
Officer and Director

Paul A. Bleicher.................  1997    201,400(1) 15,000(3)  none       none          none      none       none
Vice President, Clinical           1996    186,250    35,000    3,784(4)    none        45,000      none       none
Affairs and Strategic              1995    165,000    13,200    3,095(4)    none        35,300      none       none
Technology Acquisition
and Medical Director

Peter H. Grassam.................  1997    187,400(2)   none   $  627(4)    none        92,205(7)   none       none
Vice President, Operations         1996    178,500    25,000      707(4)    none        20,000      none       none
and General Manager,               1995    171,000    11,970      727(4)    none        33,700      none       none
Smithfield Site

---------------

(1) The amount shown represents Dr. Bleicher's annual salary for 1997. Dr. Bleicher's employment terminated with the Company on August 15, 1997.

(2) The amount shown represents Mr. Grassam's annual salary for 1997. Mr. Grassam's employment terminated with the Company on October 31, 1997.

(3) The amount shown represents a bonus which was granted on April 3, 1996 and accrued upon completion of the clinical trial for Betafectin(R) on March 1, 1997.

(4) The amounts shown represent amounts paid for certain tax planning and advice.

(5) The amount shown includes 180,974 options granted in connection with the Company's 1997 option exchange program (see "Report on Exchange of Certain Options").

(6) The amount shown includes 102,537 options granted in connection with the Company's 1997 option exchange program (see "Report on Exchange of Certain Options").

(7) The amount shown represents options granted in connection with the Company's 1997 option exchange program (see "Report on Exchange of Certain Options").

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                             VALUE AT
                                                                                          ASSUMED ANNUAL
                                                      INDIVIDUAL GRANTS                      RATES OF
                                          ------------------------------------------        STOCK PRICE
                                            % OF TOTAL                                     APPRECIATION
                                          OPTIONS GRANTED   EXERCISE OR                 FOR OPTION TERM(1)
                            OPTIONS        TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
           NAME             GRANTED           IN 1997         ($/Sh)         DATE       5%($)       10%($)
           ----             -------       ---------------   -----------   ----------    -----       ------
Spiros Jamas..............      749(2)(4)      0.04%           $3.00       10/01/07    $ 1,413     $  3,581
                             49,500(2)(5)      2.36             3.00       10/01/07     93,391      236,670
                             37,125(2)(6)      1.77             3.00       10/01/07     70,043      177,503
                             21,600(2)(7)      1.03             3.00       10/01/07     40,752      103,275
                             72,000(2)(8)      3.43             3.00       11/07/07    135,841      344,248
                            150,000(9)         7.15             2.97       11/07/07    280,173      710,012

D. Davidson Easson Jr.....      587(2)(4)      0.03             3.00       10/01/07      1,107        2,807
                             27,900(2)(5)      1.33             3.00       10/01/07     52,638      133,396
                             23,650(2)(6)      1.13             3.00       10/01/07     44,620      113,076
                             14,400(2)(7)      0.69             3.00       10/01/07     27,168       68,850
                             36,000(2)(8)      1.72             3.00       10/01/07     67,921      172,124
                             75,000(9)         3.57             2.97       11/07/07    140,086      355,006
                             25,000(9)         1.19             2.81       12/16/07     44,180      111,960

Paul A. Bleicher..........      n/a            0.00(3)           n/a            n/a        n/a          n/a

Peter H. Grassam..........   36,000(2)(10)     1.72            $3.00       10/01/07     67,921      172,124
                             18,000(2)(6)       .86            $3.00       10/01/07     33,960       86,062
                             10,125(2)(6)       .48            $3.00       10/01/07     19,103       48,410
                             10,080(2)(7)       .48            $3.00       10/01/07     19,017       48,195
                             18,000(2)(8)       .86            $3.00       10/01/07     33,960       86,062

---------------

 (1) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

 (2) These options were granted in connection with the Company's 1997 option exchange program pursuant to which effective October 1, 1997, each outstanding stock option held by an employee or Director of the Company which had an exercise price greater than the fair market value of the Common Stock on such date was eligible to be exchanged for a new option exercisable for a number of shares of Common Stock equal to 90% of the number of shares of Common Stock originally subject to the exchanged option. Such new options have an exercise price equal to the fair market value of the Common Stock on the date of exchange. These new options terminate on October 1, 2007 and vest in accordance with the vesting schedule of the exchanged options, subject to a one year delay. (see "Report on Exchange of Certain Stock Options").

 (3) Dr. Bleicher's employment with the Company terminated on August 15, 1997. Dr. Bleicher was not granted any options in 1997.

 (4) These options vest in five equal annual installments commencing on January 1, 1994.

 (5) These options vest in five equal annual installments commencing on December 31, 1994.

 (6) These options vest in four equal annual installments commencing on January 18, 1996.

 (7) These options vest in four equal annual installments commencing on November 28, 1996.

 (8) These options vest in four equal annual installments commencing on December 27, 1997.

 (9) These options vest in four equal annual installments commencing on December 31, 1997.

(10) These options vest in five equal annual installments commencing on September 1, 1995.

(11) These options vest in five equal annual installments commencing on October 1, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                                 SECURITIES                   VALUE OF
                                                                 UNDERLYING                  UNEXERCISED
                                                                 UNEXERCISED                IN-THE-MONEY
                                                                 OPTIONS AT                  OPTIONS AT
                                     SHARES                    FISCAL YEAR-END           FISCAL YEAR-END(1)
                                    ACQUIRED     VALUE    -------------------------   -------------------------
              NAME                 ON EXERCISE  REALIZED  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 -----------  --------  -------------------------   -------------------------
Spiros Jamas.....................     none        n/a          132,862/205,911                $16,251/0
D. Davidson Easson Jr............     none        n/a           83,129/126,709                 15,266/0
Paul A. Bleicher.................     none        n/a           77,675/      0(2)                   0/0(2)
Peter H. Grassam.................     none        n/a           31,320/ 60,885(3)                   0/0(3)

---------------

(1) All information provided is with respect to stock options. No SARs have been issued by the Company. The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of unexercised in-the-money options was calculated on the basis of the closing price per share for Common Stock on The Nasdaq National Market of $2.59375 on December 31, 1997.

(2) Pursuant to the terms of a consulting arrangement between the Company and Dr. Bleicher, Dr. Bleicher's vested options did not expire in connection with the termination of his employment on August 15, 1997.

(3) Mr. Grassam's options expired on January 29, 1998 in connection with the termination of his employment on October 31, 1997.

REPORT ON EXCHANGE OF CERTAIN STOCK OPTIONS

     The Compensation Committee of the Board of Directors of the Company has provided the following report on option repricings.

     During fiscal year 1997, the Compensation Committee considered the stock options held by employees and Directors of the Company and the fact that significant portions of the outstanding options had exercise prices well above the recent historical trading prices for the Company's Common Stock. The Committee believed that it was important to provide equity incentives to employees and Directors to remain with the Company and to reincentivize such persons to improve Company performance and stockholder value. Accordingly, effective as of October 1, 1997, the Board of Directors approved, upon the recommendation of the Compensation Committee, an exchange program pursuant to which each outstanding stock option held by an employee or Director of the Company which had an exercise price greater than the fair market value of the Common Stock on such date was eligible to be exchanged for a new option exercisable for a number of shares of Common Stock equal to 90% of the number of shares of Common Stock originally subject to the exchanged option. Pursuant to the exchange program, the vesting schedule of the new options is subject to a one year delay relative to the exchanged options. The new options have an exercise price equal to the fair market value of the Common Stock on the date of exchange and terminate on October 1, 2007. In connection with the exchange program, 1,303,205 stock options, of which 592,790 options were held by executive officers of the

Company, with original exercise prices ranging from $4.43 to $27.00 were exchanged for 1,172,982 new options with an exercise price of $3.00 per share, of which 533,511 new options were granted to executive officers of the Company.

     The table below sets forth information pertaining to all repricings of options held by any executive officer during all fiscal years since the Company's initial public offering in 1992. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted to any executive officer, whether through amendment, cancellation or an exchange program, or any other means. Since its initial public offering, the Company's 1997 option exchange program was the only time the Company repriced any outstanding options.

                                        NUMBER OF                                                     LENGTH OF
                                       SECURITIES    MARKET PRICE                                  ORIGINAL OPTION
                                       UNDERLYING    OF STOCK AT    EXERCISE PRICE                      TERM
                                         OPTIONS       TIME OF        AT TIME OF       NEW          REMAINING AT
                                        REPRICED      REPRICING       REPRICING      EXERCISE          DATE OF
           NAME               DATE       (#)(1)          ($)             ($)          PRICE           REPRICING
           ----               ----     ----------    ------------   --------------   --------      ---------------
Spiros Jamas...............  10/1/97        832         $3.00           $15.75        $3.00     approximately 5 years
President, Chief Executive   10/1/97     55,000          3.00            17.63         3.00     approximately 5 years
Officer and Director         10/1/97     41,250          3.00             8.25         3.00     approximately 7 years
                             10/1/97     24,000          3.00             6.75         3.00     approximately 8 years
                             10/1/97     80,000          3.00             9.63         3.00     approximately 9 years

D. Davidson Easson Jr......  10/1/97        652          3.00            15.75         3.00     approximately 5 years
Executive Vice President,    10/1/97      31,00          3.00            17.63         3.00     approximately 5 years
Treasurer, Chief Operating   10/1/97     26,250          3.00             8.25         3.00     approximately 7 years
Officer and Director         10/1/97     14,000          3.00             6.75         3.00     approximately 8 years
                             10/1/97     40,000          3.00             9.63         3.00     approximately 9 years

Peter H. Grassam...........  10/1/97     40,000          3.00            22.50         3.00     approximately 5 years
Vice President, Operations   10/1/97     20,000          3.00             8.50         3.00     approximately 6 years
and General Manager          10/1/97     22,500          3.00             8.25         3.00     approximately 7 years
Smithfield Site(2)           10/1/97     11,200          3.00             6.75         3.00     approximately 8 years
                             10/1/97     20,000          3.00             9.63         3.00     approximately 9 years

---------------

(1) Amounts shown represent options exchanged. The new options are exercisable for a number of shares of Common Stock equal to 90% of the number of shares of Common Stock originally subject to the exchanged options.

(2) Mr. Grassam's employment with the Company terminated on October 31, 1997.

     EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Christensen pursuant to which Mr. Christensen serves as Chairman of the Board and must commit a minimum of one half of his business time to matters related to the Company. Mr. Christensen currently receives an annual salary of $124,000 per annum. In addition to his salary, the agreement provides for the sale, subject to certain vesting conditions (which conditions have previously been met), of 44,000 shares of Common Stock to Mr. Christensen at a purchase price of $.51 per share and the issuance of options, subject to certain vesting conditions, for the purchase of 88,000 shares of Common Stock at an exercise price of $.51 per share. 44,000 of such option shares have vested and the remainder shall vest, subject to certain conditions, on December 31, 1998, subject to acceleration upon consummation of certain corporate and financing transactions. The agreement also provides for the payment of cash bonuses of up to 0.5% of the cumulative net proceeds received by the Company from certain joint ventures, strategic alliances and private placements through December 31, 1998.

     Pursuant to an employment letter with the Company, Dr. Ostroff is entitled to up to three months' salary and benefits if the Company terminates his employment without cause.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

  The Compensation Committee

     The Compensation Committee currently consists of Mr. Hoff and Dr. Canavan. The Compensation Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making recommendations as to their cash and equity-based compensation and benefits; (ii) issuing options and stock grants under the Option Plans; and (iii) making recommendations as to the compensation policies for the Company's non-officer employees.

  Overall Objectives and Executive Compensation Philosophy

     The overall objectives of the Compensation Committee are to set the Company's executive compensation policies and programs for the Company's senior management so as to ensure that executive compensation is appropriately tied to the Company's performance and that the Company is capable of attracting, retaining and motivating executive officers and other key employees. The Compensation Committee established the following principles by which to achieve its overall objectives. First, the Compensation Committee determined that executive officer base salaries should, in general, be set at levels which are at or slightly below industry averages. Second, the Company's executive officers should be eligible for performance-based annual cash bonuses which are conditioned upon significant achievement by both the Company and the individual. Third, the Compensation Committee determined that it is appropriate to grant stock options on a discretionary basis to ensure that key executives are properly motivated in terms of future performance. The Compensation Committee also believes that any such stock option or other equity-based compensation should involve long-term vesting to encourage long-term tenure and enhancement of shareholder value.

     Upon the Compensation Committee's recommendations, the Company has adopted a policy by which the performance and compensation of all executive officers and key employees are reviewed annually at each calendar year end. In connection with such review, the annual salary of such executive officers and other key employees for the upcoming fiscal year is adjusted based upon a review of their performance during the previous fiscal year, any new roles or responsibilities undertaken during that year, a comparison of the Company's compensation packages to those of comparable companies and consideration of the Company's performance and financial condition. As part of the annual review, any annual cash bonus awards would also be made on the basis of previously-established performance guidelines and any annual stock option or grant awards would be made.

     For its 1997 annual compensation review, the Compensation Committee used a comparison group of public biotechnology companies based upon company size. All compensation data for this peer group was derived from a 1996 survey performed by an independent compensation consulting agency. The members of the Compensation Committee also relied upon their knowledge of the biotechnology industry and the general salary levels paid by public biotechnology companies.

  Base Salary

     The Compensation Committee adjusted 1997 annual salaries for each of the Company's executive officers. Such adjustments reflected an average increase for the executive officer group of 7% over 1996. As part of these adjustments, three individuals who were promoted to Vice President received salary adjustments significantly greater than the average increase. In making these adjustments, the Compensation Committee considered the fact that the executive compensation survey used by the Committee concluded that the Company's annual salaries were less than the competitive norm.

  Annual Bonus

     The Company previously established an annual bonus program for the executive officers and key employees of the Company. Under this program, the executive officers and key employees are eligible for annual bonuses based upon the Committee's subjective assessment of each individual's attainment of his or her performance goals as well as the Committee's assessment of the Company's overall performance.

     For 1997, the Compensation Committee determined to award option bonuses to the Company's executive officers. In connection therewith, the Compensation Committee considered the Company's attainment of significant milestones, including research and development and manufacturing, as well as a successful equity financing. The Compensation Committee also considered the fact that the executive compensation survey used by the Committee concluded that the Company's option grants were significantly less than the competitive market average. The Compensation Committee did not consider, nor did it award, any cash bonuses for 1997. However, pursuant to the terms of a bonus arrangement approved by the Board of Directors on April 3, 1996, Dr. Bleicher did receive a $15,000 bonus on March 1, 1997 in connection with the completion of the clinical trial for Betafectin(R).

  Stock Options

     Under the Stock Option Plans, stock options are granted to Directors, officers, other employees, scientific advisers and consultants and other key persons. In general, stock options are granted to the Company's executive officers at the time of their hire, annually as part of the Compensation Committee's year-end review and at such other times as the Compensation Committee may deem appropriate, such as a promotion. The Compensation Committee bases its stock option award decisions upon its comparison of comparable biotechnology companies, its assessment of an individual's performance and importance to the Company and its determination that valued employees should have significant amount of unvested options as a long-term incentive.

     Stock options are designed to align the interest of executives with those of the shareholders. Stock options are granted to executive officers with an exercise price equal to the fair market value of the common stock on the date of grant and usually vest between three and five years. This approach is designed to incentivize the executives to create long-term shareholder value, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     As part of its 1997 annual compensation review, the Compensation Committee determined to award an aggregate of 689,490 stock options to various executive officers and director-level and associate director-level employees of the Company at year-end in connection with the bonus program described above. In determining the number of option shares granted to individual executive officers, the Compensation Committee considered the fact that the executive compensation survey used by the Committee concluded that, for most senior level positions of the Company, the amount of stock options granted was less to significantly less than the competitive norm. The Committee also considered the factors described above for the bonus program.

     During fiscal year 1997, the Compensation Committee considered the stock options held by employees and Directors of the Company and the fact that significant portions of the outstanding options had exercise prices well above the recent historical trading prices for the Company's Common Stock. The Committee believed that it was important to provide equity incentives to employees and Directors to remain with the Company and to reincentivize such persons to improve Company performance and stockholder value. Accordingly, effective as of October 1, 1997, the Board of Directors approved, upon the recommendation of the Compensation Committee, an exchange program pursuant to which each outstanding stock option held by an employee or Director of the Company which had an exercise price greater than the fair market value of the Common Stock on such date was eligible to be exchanged for a new option exercisable for a number of shares of Common Stock equal to 90% of the number of shares of Common Stock originally subject to the exchanged option. Pursuant to the exchange program, the vesting schedule of the new options is subject to a one year delay relative to the exchanged options. The new options have an exercise price equal to the fair market value of the Common Stock on the date of exchange and terminate on October 1, 2007.

  CEO Compensation

     As discussed above, consistent with its treatment of the Company's other executive officers, the Compensation Committee determined to increase Dr. Jamas' annual salary for 1997 by 12% to $271,000. This salary level represents approximately 84% of the average 1997 annual base salary paid to chief executive officers in the comparable group of public biotechnology companies used by the Compensation Committee. Dr. Jamas also received stock options for 150,000 shares.

     The Members of the Compensation Committee:

          Bernard Canavan
          Lawrence C. Hoff

     The report of the Compensation Committee shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Dr. Canavan and Mr. Hoff. Neither of these individuals is or formerly was an officer or employee of the Company or has any other material business relationship or affiliation with the Company, except his service as a Director.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the quarterly cumulative total stockholder return on the Company's Common Stock, against the cumulative return of the NASDAQ Composite Index and the American Stock Exchange ("AMEX") Biotech Index, for the period commencing on December 31, 1992 and ending on December 31, 1997.

                                      LOGO

   MEASUREMENT PERIOD         ALPHA-BETA          AMEX BIOTECH      NASDAQ
(FISCAL QUARTER COVERED)      TECHNOLOGY             INDEX         COMPOSITE
     12/31/92                     100                 100             100
      3/31/93                     119                  68             102
      6/30/93                     159                  68             104
      9/30/93                     171                  65             113
     12/31/93                     205                  68             115
      3/31/94                     137                  54             110
      6/30/94                      68                  47             104
      9/30/94                      87                  53             113
     12/31/94                      56                  48             111
      3/31/95                      48                  45             121
      6/30/95                      31                  53             138
      9/30/95                      52                  67             154
     12/31/95                      79                  78             155
      3/31/96                      79                  79             163
      6/30/96                      56                  82             175
      9/30/96                      68                  82             181
     12/31/96                      67                  85             191
      3/31/97                      67                  82             180
      6/30/97                      58                  84             213
      9/30/97                      19                 103             249
     12/31/97                      16                  95             232

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and (iv) all of the Company's executive officers and Directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

                 DIRECTORS, EXECUTIVE                           SHARES            PERCENTAGE
             OFFICERS AND 5% STOCKHOLDERS                BENEFICIALLY OWNED(1)     OF CLASS
             ----------------------------                ---------------------    ----------
Ross Financial Corporation(2)..........................        5,106,895             24.05%
  P.O. Box 31363 SMB
  Mirco Commerce Centre
  Cayman Islands
State of Wisconsin Investment Board(3).................        1,646,000              7.75
  P.O. Box 7842
  Madison, WI 53707
Spiros Jamas, Sc.D.(4).................................          465,629              2.19
D. Davidson Easson Jr., Sc.D.(5).......................          413,224              1.95
Gustav A. Christensen(6)...............................          229,462              1.08
Michael E. Porter, Ph.D.(7)............................           63,017              *
Lawrence C. Hoff(8)....................................           21,600              *
Bernard Canavan, M.D.(9)...............................           20,800              *
Peter H. Levine, M.D.(10)..............................            4,100              *
All Directors and executive officers as a group........        1,197,689              5.64
  (8 persons)(11)

---------------

  *  Less than 1%

 (1) The numbers and percentages include shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

 (2) As reported in the Amendment No. 7 to Schedule 13D dated February 4, 1998 and filed with the Securities and Exchange Commission.

 (3) As reported in the Amendment No. 4 to Schedule 13G dated January 22, 1998 and filed with the Securities and Exchange Commission.

 (4) Represents 323,337 shares of Common Stock and 142,292 shares of Common Stock that Dr. Jamas may acquire upon the exercise of options exercisable within 60 days after March 1, 1998.

 (5) Represents 365,592 shares of Common Stock and 89,152 shares of Common Stock that Dr. Easson may acquire upon the exercise of options exercisable within 60 days after March 1, 1998. This also includes 47,632 shares of Common Stock owned by Dr. Easson's children, as to all of which Dr. Easson disclaims beneficial ownership.

 (6) Represents 73,819 shares of Common Stock and 155,643 shares of Common Stock that may be acquired by Mr. Christensen upon the exercise of options exercisable within 60 days after March 1, 1998.

 (7) Represents 56,000 shares of Common Stock and 7,017 shares of Common Stock that may be acquired by Dr. Porter upon the exercise of options exercisable within 60 days after March 1, 1998.

 (8) Represents 18,000 shares of Common Stock and 3,600 shares of Common Stock that may be acquired by Mr. Hoff upon the exercise of options exercisable within 60 days after March 1, 1998.

 (9) Represents 1,000 shares of Common Stock and 19,800 shares of Common Stock that may be acquired by Dr. Canavan upon the exercise of options exercisable within 60 days after March 1, 1998.

(10) Represents 4,000 shares of Common Stock that may be acquired by Dr. Levine upon the exercise of options exercisable within 60 days after March 1, 1998 and includes 500 shares of Common Stock owned by Dr. Levine's wife, as to which Dr. Levine disclaims beneficial ownership.

(11) Includes 842,026 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after March 1, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and The Nasdaq National Market. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied.

                                 REQUIRED VOTE

     The presence in person or by proxy of at least a majority of the total number of outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, Directors will be elected by a plurality of the votes cast on such matter by the holders of Common Stock entitled to vote on the election of Directors. In accordance with the provisions of Massachusetts law and the Company's Articles of Organization and By-Laws, the Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Accordingly, abstentions and broker non-votes will not be considered to be voting on the matters as to which such abstentions or broker non-votes exist and, thus, will not be counted in determining whether such matters have been approved by a plurality of votes cast by the stockholders who are voting on such matters.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Management has selected the firm of Arthur Andersen LLP, independent certified public auditors, to serve for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent accountants since the fiscal year ended 1988.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given the opportunity to make a statement if he or she so desires. The representative of Arthur Andersen LLP also will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented for action at the Annual Meeting. If any other matters shall be brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     In order for a proposal by a stockholder to be included in the Board of Directors' Proxy Statement for the Company's Annual Meeting in 1999, it must be received at the Company's principal executive offices in Worcester on or before December 23, 1998. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the Proxy Statement and should be directed to the Clerk of the Company.

     In addition, the By-Laws of the Company provide that a stockholder must give written notice to the Clerk of the Company of any nominees for Directors and any proposals the stockholder intends to make at the annual meeting. To be timely for the Annual Meeting of Stockholders to be held in 1999, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 21, 1999 nor earlier than January 20, 1999; provided, however, in the event that an annual meeting is scheduled to be held on a date earlier than April 20, 1999 or later than July 19, 1999, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 60th day prior to the scheduled date of such annual meeting or the 10th day following the first date on which the date of the annual meeting is publicly disclosed.

                                            D. DAVIDSON EASSON JR.,
                                            Clerk

1118-PS-98

                                     PROXY

                          ALPHA-BETA TECHNOLOGY, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     THE UNDERSIGNED hereby appoints Spiros Jamas, D. Davidson Easson Jr. and Joseph M. Grimm, and each of them, proxies, with full power of substitution, to represent and vote all shares of the Common Stock, $.01 par value, of Alpha-Beta Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices at One Innovation Drive, Worcester, MA 01605 at 11:00 A.M., local time, and at any adjournments and postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April 22, 1998.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

[X] PLEASE MARK
    VOTE AS IN
    THIS EXAMPLE

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

   THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

   1. Proposal to elect the following persons as Class III Directors;

      NOMINEES:  Gustav A. Christensen, Lawrence C. Hoff
                  and Michael E. Porter

                   FOR               WITHHELD

                   [ ]                 [ ]


[ ] ______________________________________________
        For all nominees except as noted above



THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997, AND HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]




(Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. It is requested that corporation proxies be signed by the President or Vice President and the Secretary or Assistant Secretary.)



Signature: ____________ Date: ________  Signature: ____________ Date: ________